As filed with the Securities and Exchange Commission on September 8, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ECO-STIM ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

1389
(Primary Standard Industrial Classification Code Number)

20-8203420
(I.R.S. Employer Identification Number)

2930 W. Sam Houston Pkwy N., Suite 275
Houston, Texas 77043
(281) 531-7200
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan

(Full title of the plan)

Jon Christopher Boswell

2930 W. Sam Houston Pkwy N., Suite 275

Houston, Texas 77043

(713) 979-9143

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

W. Matthew Strock
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, TX 77002
(713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	[ ]	Accelerated filer	[ ]	Non-accelerated filer	[ ]	Smaller Reporting Company	[X]

CALCULATION OF REGISTRATION FEE
Name of Plan	Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee(3)
Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan	Common stock, par value $0.001 per share	200,000 shares	$2.29	$458,000	$46.12

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional shares of common stock (the “Common Stock”) as may become issuable pursuant to the adjustment provisions of the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan.

(2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act based on the average of the high and low prices of the Common Stock as reported on the NASDAQ Capital Market on September 7, 2016.

Explanatory Note

Eco-Stim Energy Solutions, Inc., a Nevada corporation (the “Registrant”), is filing this Registration Statement pursuant to General Instruction E of Form S-8 to register the offer and sale of an additional 200,000 shares of Common Stock that may be issued under the 2015 Plan. The Eco-Stim Energy Solutions, Inc. 2014 Stock Incentive Plan was amended and restated, and renamed the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan (the “2015 Plan”), on May 14, 2015, and approved by the Registrant’s stockholders on June 30, 2015. The 2015 Plan was further amended on May 31, 2016 pursuant to the First Amendment (the “First Amendment”) to the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan, which increased the number of shares of Common Stock available under the 2015 Plan by 200,000 shares. The First Amendment was approved by the Registrant’s stockholders on June 30, 2016.

Except as otherwise set forth below, the contents of the following Registration Statements on Form S-8 relating to the 2015 Plan, which were filed with the Securities and Exchange Commission (the “Commission”) on the dates indicated, are incorporated by reference into this Registration Statement as permitted by General Instruction E of Form S-8: (i) Form S-8 filed on February 19, 2015 (Commission File No. 333-202182), (ii) Post-Effective Amendment No. 1 to Form S-8 filed on February 20, 2015 (Commission File No. 333-202182) and (iii) Form S-8 filed on September 23, 2015 (Commission File No. 333-207094).

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

4.1*	First Amendment to the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan.

5.1*	Opinion of Woodburn and Wedge as to the legality of the securities being registered.

23.1	Consent of Woodburn and Wedge (included in Exhibit 5.1).

23.2*	Consent of Whitley Penn LLP.

24.1	Power of Attorney (included on the signature page to this Registration Statement).

* Filed herewith.

signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 8, 2016.

ECO-STIM ENERGY SOLUTIONS, INC.

By:	/s/ Jon Christopher Boswell
Jon Christopher Boswell
President and Chief Executive Officer

By:	/s/ Alexander Nickolatos
Alexander Nickolatos
Chief Financial Officer and Assistant Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Alexander Nickolatos and Craig Murrin, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act which relates to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Jon Christopher Boswell	Director, President and Chief Executive Officer	September 8, 2016
Jon Christopher Boswell

/s/ Alexander Nickolatos	Chief Financial Officer and Assistant Secretary	September 8, 2016
Alexander Nickolatos

/s/ Bjarte Bruheim	Chairman of the Board	September 8, 2016
Bjarte Bruheim

/s/ Bobby Chapman	Chief Operating Officer	September 8, 2016
Bobby Chapman

/s/ Carlos A. Fernandez	Director; Executive Vice President-Corporate	September 8, 2016
Carlos A. Fernandez	Business Development and General Manager - Latin America

/s/ Donald Stoltz	Director	September 8, 2016
Donald Stoltz

/s/ Ahmad Al-Sati	Director	September 8, 2016
Ahmad Al-Sati

/s/ Lap Wai Chan	Director	September 8, 2016
Lap Wai Chan

/s/ Christopher Krummel	Director	September 8, 2016
Christopher Krummel

/s/ Leonel Narea	Director	September 8, 2016
Leonel Narea

EXHIBIT INDEX

Exhibit Number	Description

4.1*	First Amendment to the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan.

5.1*	Opinion of Woodburn and Wedge as to the legality of the securities being registered.

23.1	Consent of Woodburn and Wedge (included in Exhibit 5.1).

23.2*	Consent of Whitley Penn LLP.

24.1	Power of Attorney (included on the signature page to this Registration Statement).

* Filed herewith.